SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

                             [ Amendment No._______]


Filed by the Registrant __X__
Filed by a Party other than the Registrant ____


Check the appropriate box:


___ Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_ Definitive Proxy Statement
___ Definitive Additional Materials
___ Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                VACU-DRY COMPANY
         --------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


         --------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

_X__ No fee required
___ $125 per Exchange Act Rules O-11(c)(1)(ii),14a-6(i)(2) or Item 22(a)(2) of Schdule 14A.
___    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

         1) Title of each class of securities to which transaction applies:
        -----------------------------------------------------
         2) Aggregate number of securities to which transaction applies:
        -----------------------------------------------------
         3) Per unit price or underlying value of transaction
         computed pursuant to Exchange Act Rule O-11 (Set forth
         the amount on which the filing fee is calculated and
         state how it was determined):
            -----------------------------------------------------
         4) Proposed maximum aggregate value of transaction:
            -----------------------------------------------------
         5) Total fee paid:
            -----------------------------------------------------

___  Fee paid previously by written pelimianry materials.
___ Check box if any part of the fee is offset as provided by the Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee paid was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:_____________________________
         2) Form Schedule or Registration Statement No.:________
         3) Filing Party:_______________________________________
         4) Date Filed:_________________________________________

                                VACU-DRY COMPANY
                             7765 Healdsburg Avenue
                          Sebastopol, California 95472
                           --------------------------

                           NOTICE OF ANNUAL MEETING OF
                        SHAREHOLDERS AND PROXY STATEMENT

                                October 23, 1997



To The Shareholders of Vacu-dry Company:

         Notice is hereby given that the Annual Meeting of the Shareholders of Vacu-dry Company (the "Company") will be held on Thursday, October 23, 1997 at 10:00 a.m., at the Executive Room, Fountain Grove Inn, 101 Fountain Grove Parkway, Santa Rosa, California for the following purposes:

         1. To elect six (6) directors to serve for the ensuing year and until their successors are elected.

         2. To consider and vote upon a proposal to amend the Company's 1996 Stock Option Plan to increase the number of shares available for issuance under the plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on September 8, 1997, as the record date for determining which Shareholders will be entitled to receive notice of, and to vote at, the meeting or any adjournment thereof.

                                By Order of the Board of Directors,



                                Esther K. Castain
                                    Secretary

Sebastopol, California
September  26, 1997

               ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                VACU-DRY COMPANY
                             7765 Healdsburg Avenue
                          Sebastopol, California 95472

                           --------------------------

                                 PROXY STATEMENT

                       For Annual Meeting of Shareholders
                           October 23, 1997 10:00a.m.

General

         This Proxy Statement is furnished by the Board of Directors of Vacu-dry Company (the "Company") to solicit Shareholder Proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, October 23, 1997 at 10:00 a.m., at the Executive Room, Fountain Grove Inn, 101 Fountain Grove Parkway, Santa Rosa, California, and at any adjournment thereof. Any Shareholder giving a Proxy may revoke it any time before it is voted by filing with the Secretary of the Company either a written revocation or another duly executed Proxy bearing a later date. Proxies may also be revoked by any Shareholder present at the meeting who expresses a desire to vote his shares in person. This mailing of Proxy Statements and Proxy cards commenced approximately September 26, 1997.

Voting

         The Board of Directors has fixed the close of business on September 8, 1997, as the Record Date for the determination of Shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of September 8, 1997, 1,642,757 shares of common stock were outstanding, and no shares of any other class of stock were outstanding.

         In all actions taken by Company Shareholders, other than the election of Directors, each Shareholder is entitled to one vote for each share held on the record date. In the election of Directors, however, Shareholders have cumulative voting rights, which means that each Shareholder is entitled to a number of votes equal to the number of his or her shares multiplied by the number of Directors to be elected (six). A Shareholder may cast all of his or her votes for a single candidate, or may distribute votes among as many candidates as he or she may see fit. No Shareholder may cumulate votes for a candidate, however, unless the name(s) of the candidate(s) have been placed in nomination prior to the voting and the Shareholder has given notice at the Meeting, prior to the voting, of the intention to cumulate votes. If one Shareholder has already given such a notice, all Shareholders may cumulate their votes for candidates in nomination without further notice.

Revocability of Proxies

         Any person giving a proxy in the form accompanying this statement has the power to revoke such proxy at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office an instrument of revocation or a duly executed proxy bearing a later date, or by filing written notice of revocation with the secretary of the meeting prior to the voting of the proxy or by voting the shares subject to the proxy by written ballot.

Solicitation

         The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy card, and any additional material furnished to Shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

Shareholder Proposals for Next Annual Meeting

         Proposals of Shareholders that are intended to be presented at the Company's 1998 annual meeting of Shareholders must be received by the Company no later than June 1, 1998 in order to be included in the proxy statement and proxy relating to that meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities. The following tables, based in part upon information supplied by officers, directors and principal Shareholders, set forth certain information regarding the ownership of the Company's voting securities as of September 8, 1997 by (i) all those known by the Company to be beneficial owners of more than five percent of any class of the Company's voting securities; (ii) each director; (iii) each Named Executive Officer; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the Shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

         Security Ownership of Certain Beneficial Owners(a)

                                            Amount of Direct Common                 Percent
Name and Address of Beneficial Owner        Stock Beneficial Ownership              of Class(b)
Catherine D. Boothe(c)                               170,000                         10.4%
33 San Carlos
Sausalito, CA 94965

Craig R. Stapleton(d)                                271,866                         16.7%
135 East Putnam Avenue
Greenwich, CT  06830

(a) Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), (f) and (g) and information made known to the Company.
(b) As of September 8, 1997 1,642,757 shares of Common Stock were issued and outstanding. (c) Includes 20,000 shares owned by the estate of D. P. Boothe, Jr., of which Mrs. Boothe is a co-executor.
(d) Includes 136,866 shares owned by Mr. Stapleton or trusts for the benefit of Mr. Stapleton , 45,100 shares as trustee of a trust of which Mr. Stapleton is a residual beneficiary, 29,400 as trustee of a trust for the benefit of his children and certain other relatives and to which Mr. Stapleton disclaims any beneficial interest, and 60,500 shares owned by Mr. Stapleton's wife and children to which Mr. Stapleton disclaims any beneficial interest. Does not include 18,000 shares owned by a foundation of which Mr. Stapleton's mother is trustee and 21,000 shares owned directly and beneficially by Mr.
         Stapleton's mother.

         Security Ownership of Directors and Executive Officers

The table below presents the security ownership of the Company's Directors, Named Executive Officers and all directors and executive officers as a group as of September 8, 1997.


                             Amount of Common Shares
Name of Beneficial Owner     Beneficially Owned (a)         Percent of Class (b)


Kenneth P. Gill              45,100(c)                                   2.7%
Gary L. Hess                 67,736(d)                                   4.1%
Edward Koplovsky             37,866                                      2.3%
Roger S. Mertz               51,516(e)                                   3.1%
Craig R. Stapleton          271, 866(f)                                  16.7%
Donal Sugrue                 28,790(g)                                   1.8%

All directors and executive 517,510                                     31.5%
officers as a group (9 persons)



(a) Shares listed in this column include all shares held by the named individuals and all directors and executive officers as a group in their own names and in street name and also includes all shares allocated to the accounts of the named individuals and all directors and executive officers as a group under the Company's Employee Stock Purchase Plan.
(b) Calculation based on 1,642,757 shares of Common Stock outstanding as of September 8, 1997.
(c) Includes 42,000 shares held by the Kenneth P. Gill and Mary Margaret Gill Revocable Trust of which Mr. Gill is the trustee and 3,100 shares held by the Kenneth and Mary Gill Grandchild Trust of which Mr. Gill is the trustee.
(d) Includes 23,000 shares owned directly and 44,736 shares that are exercisable as of September 8, 1997 or that will become exercisable within 60 days thereafter.
(e) Includes 6,000 shares held by Mr. Mertz as trustee and to which Mr. Mertz disclaims any beneficial interest. Also includes 2,250 shares held as custodian for a child of Mr. Mertz to which Mr. Mertz disclaims any beneficial interest.
(f) Includes 135,866 shares owned by Mr. Stapleton or trusts for the benefit of Mr. Stapleton, 45,100 shares as trustee of a trust of which Mr. Stapleton is a residual beneficiary, 29,440 as trustee of a trust for the benefit of his children and certain other relatives and to which Mr. Stapleton disclaims any beneficial interest, and 60,500 shares owned by Mr. Stapleton's wife and children to which Mr. Stapleton disclaims any beneficial interest. Does not include 18,000 shares owned by a foundation of which Mr. Stapleton's mother is trustee and 21,000 shares owned directly and beneficially by Mr.
         Stapleton's mother.
(g) Includes 28,790 shares held by the Sugrue 1992 Family Trust, of which Mr. Sugrue is a trustee.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, six (6) Directors are to be elected by the Shareholders to serve until the next Annual Meeting or until the election and qualification of their successors. The Board's proxy holders (named on the enclosed Proxy card) intend to vote all shares for which Proxies are granted to elect the following six nominees selected by the Company's Board of Directors, and intend to vote such shares cumulatively if necessary to elect some or all of such nominees. All of the Board's nominees for Director were elected Directors by the Shareholders at the 1996 Annual Meeting.

         If any of the Board's nominees refuses or is unable to serve as a Director (which is not now anticipated), the Board's Proxy holders intend to nominate and vote for such other person(s) as they believe will best serve the interests of the Company. Any Shareholder may nominate a candidate for Director from the floor at the Meeting. Such nominee must consent to serve, if elected, prior to voting on his name. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

         The six nominees for Director who receive the most affirmative votes will be elected Directors. Votes against a candidate and votes withheld shall have no effect on the election result, though applicable securities laws and regulations may require that the number of such votes subsequently be disclosed to the Company's Shareholders under certain circumstances.

                      MANAGEMENT RECOMMENDS A VOTE FOR EACH
                    OF THE NOMINEES FOR DIRECTOR NAMED BELOW
Nominees

         The table below indicates the respective nominee's position with the Company, age, and year in which he first became a director.



                           Name, Position and Background                          Age           Director Since
Kenneth P. Gill, Director.  Mr. Gill is retired.  Formerly he was Assistant to     71                1972
the Chairman (July - December 1990) and President and Chief Executive
Officer of the Company (1972-1990).



Gary L. Hess, President and Chief Executive Officer and Director.  Mr. Hess         45                1996
was elected President and Chief Executive Officer of the Company on May
1, 1996. Prior thereto he was a Senior Vice President of Dole Food Company, Inc.
(fresh and processed fruit) (1993-1996);  President of Cadence Enterprises, Inc.
(water  conservation  products) and The  Marketing  Partnership  1992-1993;  and
Director  of  Marketing,  E. & J.  Gallo  Winery  (wine  and  distilled  spirits
(1987-1992).

Edward Koplovsky, Director.  Mr. Koplovsky is Chairman and Chief                    58                1993
Executive Officer of Clermont, Inc., a specialty fruit processing concern.

Roger S. Mertz, Director.  Mr. Mertz is an attorney-at-law.  He is a member         53                1993
of the San Francisco, California law firm of Severson & Werson.

Craig R. Stapleton, Director.  Mr. Stapleton is President of Marsh &                52                1995
McLennan, Real Estate Advisors, Inc. (real estate management).  Mr.
Stapleton is a Director of Allegheny Properties, Inc. (real estate investments)
and T.B. Woods Corporation (industrial power transmission products).

Donal Sugrue, Director.  Mr. Sugrue is retired.  Formerly he was President          66                1982
and Chief Executive Officer of the Company (1990-1996).

Filings by Directors, Executive Officers and Ten Percent Holders

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1997 all filing requirements applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with except that Mr. Sugrue filed late one Form 4.

Board Committees and Meetings

         The Board of Directors met six times during the fiscal year ending June 30, 1997. The Company's Board of Directors has authorized three standing committees.

         Executive Committee. As prescribed by the bylaws of the Company, the executive committee has the authority of the Board of Directors for the management of the business and affairs of the Company between meetings of the Board of Directors. The members of the committee are Messrs. Hess, Koplovsky, Mertz, and Stapleton. The Executive Committee held three meetings during the fiscal year.

         Compensation and Retirement Plan Committee. The functions of the Compensation and Retirement Plan Committee are to develop and recommend to the full Board compensation arrangements, including bonuses, stock options, and stock appreciation rights, for Executive Officers and other key employees; to advise the chief executive officer on policy matters concerning officers' compensation, to direct the management of the Company's Retirement, Savings and Profit Sharing Plan and to administer the 1996 Stock Option Plan. The members of the committee are Messrs. Gill (Chairman), Koplovsky and Sugrue.
The Compensation and Retirement Plan Committee held three meetings during the fiscal year.

         Audit Committee. The function of the audit committee is to recommend to the full Board the accounting firm to be retained as the Company's independent auditors and the price to be paid to the firm, and to consult with the auditors regarding the plan of audit, the results of the audit and the audit report, and the adequacy of internal accounting controls. The members of the committee are Messrs. Mertz (Chairman), Stapleton and Sugrue. The Audit Committee held one meeting during the fiscal year.

         The full Board acts as the nominating committee for the Directors of the Company.

                             EXECUTIVE COMPENSATION

         Summary Compensation of Named Executives

         The Summary Compensation Table shows certain compensation information for the Chief Executive Officer and the Company's most highly paid executive officers (collectively referred to as the "Named Executive Officers"). Compensation data for other executive officers is not presented in the charts because aggregate compensation for any such executive officer did not exceed $100,000 for services rendered in all capacities during fiscal year 1997. Compensation data is shown for the fiscal years ended June 30, 1997, 1996 and 1995. This information includes the dollar value of base salaries, bonus awards, the number of SARs granted, and certain other compensation, if any, whether paid or deferred.

                                             Summary Compensation Table(a)
=======================================================================================================================

                                                                           Long Term             All Other
                                             Annual Compensation           Compensation          Compensation(b)
                                                                           Awards
Name and Principal Position          Year       Salary($)       Bonus($)    Options/SARs (#)        ($)

Gary L. Hess(c)                      1997        150,000        47,500                             3,589(b)
President and Chief Executive        1996         25,000        -0-             89,474               -0-
Officer                              1995            -0-        -0-               -0-                -0-

(a) Amounts shown include cash and non-cash compensation earned with respect to the year shown above.
(b) All other Compensation includes $3,375 contributed by the Company with respect to Mr. Hess to the Company's 401(k) plan and Life Insurance payment of $214 which calculated as compensation by multiplying the portion of benefit payable to Mr. Hess' estate by the premium paid in the fiscal year.
(c) Mr. Hess was appointed President and Chief Executive Officer on May 1, 1996.

Incentive and Remuneration Plans

         Stock Appreciation Rights Plan. In 1985 the Shareholders of the Company approved the adoption of a Stock Appreciation Rights Plan (the "SAR Plan"). The SAR Plan was adopted to reward participants for past services and to encourage them to remain in the Company's service by offering participants an opportunity to participate in any appreciation in the market value of the Company's Common Stock.

         Employee Bonus Plan. The Company maintains a Bonus Plan as an incentive to key employees of the Company. The bonus an employee receives is dependent on individual performance and level of responsibility as well as the achievement by the Company of a threshold level of return on shareholders' equity. In fiscal 1997 the Company did not achieve the minimum threshold and no bonuses were earned or paid under the plan.

Stock Participation and Option Plans

         1994 Employee Stock Purchase Plan. In 1994 the Shareholders approved the adoption of the 1994 Employee Stock Purchase plan (the "Plan"). All employees, including executive officers, may purchase shares of the Company's Common Stock at a discount of 15% from the market price of the shares. The maximum aggregate number of shares to be offered under the Plan is 100,000 shares of the Company's Common Stock. As of June 30, 1997, 43,159 shares of the Company's Common Stock have been issued under the Plan.

         1996 Stock Option Plan. The Company's 1996 Stock Option Plan, which was approved by the Shareholders at the 1996 Annual Meeting (the "Option Plan"), is intended to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company by enabling them to acquire proprietary interest in the Company. The Plan was adopted for the principal purpose of assisting the Company in recruiting a new President and Chief Executive Officer of the Company. Mr. Gary L. Hess, who was appointed the Company's President and Chief Executive Officer on May 1, 1996, has been granted substantially all of the options presently authorized under the Plan. No options were granted under the Plan in Fiscal 1997. As of September 8, 1997, options to purchase 89,474 of the 90,000 authorized shares have been issued under the Option Plan.

General

         The Plan provides for the granting of two types of options: "incentive stock options" and "nonqualified stock options". The incentive stock options only are intended to qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Plan is not qualified under Section 401(a) of the Internal Revenue Code nor is it subject to the provisions of ERISA.

Eligibility

         Options may be granted under the Plan to all key employees, including officers and directors, and to non-employee consultants of the Company; provided however that incentive stock options may only be granted to employees, and not to any non-employee consultants.

Administration

         Administration of the Plan is by a Stock Option Plan Committee comprised of at least three members of the Board, each of whom must be disinterested as defined in the regulations under the Securities Exchange Act of 1934. Under the Plan, the Committee has the power, subject to the provisions of the Plan, to do the following: grant options; determine the option price and term of each option, the persons to whom and the time or times at which options shall be granted, and the number of shares to be subject to each option; interpret the Plan; prescribe rules and regulations relating to the Plan; and make all other determinations deemed necessary or advisable for the administration of the Plan. Members of the Committee will receive no compensation for their services in connection with the administration of the Plan.

Option Terms

         The maximum term of each option is ten years except that, in the case of a participant who owns stock possessing more than ten percent of the voting rights of the Company's outstanding capital stock (a "10% Holder"), the maximum term of an incentive stock option is five years. Options granted under the Plan must vest at a rate no less that 25% each year over four years from the grant date, although the vesting schedule may be more rapid. Options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and during an optionee's life are exercisable only by the optionee. Options granted under the Plan generally terminate three months after the optionee ceases to be employed by the Company, a parent or subsidiary, except if termination is due to the employee's permanent and total disability, in which event the option may be exercised within a year of termination. In the event of the employee's death, the employee's estate has 12 months to exercise the option.

Exercise Price

         The exercise price of all nonstatutory stock options granted under the Plan must be at least equal to 85% of the fair market value of the underlying stock on the grant date, or 110% of fair market value in the case of a 10% Holder. The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the underlying stock on grant date, or 110% of fair market value in the case of a 10% Holder. With respect to incentive stock options, the aggregate fair market value (determined at the time of grant) of stock which becomes exercisable for the first time in any year cannot exceed $100,000. The Plan permits the exercise of options for cash or stock, other consideration acceptable to the Committee, or pursuant to a deferred payment arrangement.

Changes in Stock and Effect of Certain Corporate Events

         If there is any  change  in the  Common  Stock  subject  to the Plan or subject to any option granted under the Plan, whether through merger, consolidation, reorganization, recapitalization, dividend or otherwise, the Plan provides that an appropriate adjustment be made by the Committee to the aggregate number of shares subject to the Plan and the number of shares and the price per share of stock subject to the outstanding options.

         In the event of dissolution, liquidation or specified types of merger of the Company, the options granted under the Plan terminate unless the surviving entity assumes the outstanding options or substitutes similar options.

Amendment and Termination

         The Board of Directors may amend or terminate the Plan at any time, except that any amendment which would (i) increase the aggregate number of shares of Common Stock issued under the Plan, or (ii) materially increase the benefits accruing to participants, or (iii) materially modify the eligibility requirements will only be effective if approved by the Company's shareholders within 12 months before or after adoption. Unless terminated earlier, the Plan will terminate on March 15, 2006.

Federal Income Tax Consequences

         Incentive stock options granted under the Plan are intended to be eligible for the favorable income tax treatment accorded incentive stock options under Section 422 of the Internal Revenue Code. Nonqualified stock options granted under the Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

         Incentive Stock Options. There are generally no federal income tax consequences to the optionee by reason of the grant or exercise of an incentive stock option. The exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any, however.

         If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Any capital gain or loss realized by an optionee on a qualifying or disqualifying (see below) disposition of stock acquired through exercise of an incentive stock option will be long-term or short-term depending on whether the stock was held for more than one year. Generally, if the optionee disposes of the stock before the expiration of either of the holding periods described above (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the optionee's adjusted basis in the stock, or (ii) the optionee's actual gain, if any, on the purchase and sale. Any additional gain or any loss upon the disqualifying disposition will be capital gain or loss. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of an incentive stock option. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness and, perhaps, in the future, the satisfaction of its withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

         Nonqualified Stock Options. There are normally no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income in an amount by which the fair market value of the stock on the date of exercise exceeds the exercise price. Generally with respect to employees, the Company is required to withhold from wages an amount based on the ordinary income realized by the exercise. Subject to the reasonableness requirement and the satisfaction of its withholding obligation, the Company will be entitled to a business expense deduction in the amount of the taxable ordinary income recognized by the optionee.

         Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         There are no tax consequences to the Company by reason of the disposition of stock acquired upon exercise of a nonqualified option.

Use of Proceeds

         All proceeds from the sale of shares pursuant to options granted under the Plan constitute general funds of the Company.

Indemnification of Committee

         Under the terms of the Plan, members of the Committee are entitled to be indemnified by the Company against costs and expenses reasonably incurred in connection with any action or proceeding brought by reason of their action or failure to act under or in connection with the Plan or any rights granted thereunder.

Compensation of Directors

         Outside Directors receive $300 per month for serving as Directors, $600 for each Board meeting attended, $400 for each telephone call Board meeting ($200 if less than 30 minutes), and $400 for each committee meeting attended. Directors' fees paid by the Company during fiscal year 1997 totaled $43,800. Executive Officers of the Company who also serve on the Board of Directors are not specifically compensated for duties as directors.

         The San Francisco law firm of Severson & Werson, of which Mr. Mertz is a member, served as the Company's legal counsel during fiscal 1997 and is expected to be retained through fiscal 1998.

Employment Contracts

         The Company entered into an Employment Agreement with Mr. Hess dated March 14, 1996, pursuant to which Mr. Hess is employed by the Company as its President and Executive Officer. Under the agreement, Mr. Hess is entitled to an annual base salary of $150,000, subject to annual review, an incentive bonus during the first year of $75,000, one-half of which is at the discretion of the Compensation Committee of the Board of Directors and one-half of which is based on the Company achieving pre-tax return equal to at least a 12% return on adjusted shareholders' equity and other requirements as may be agreed. Mr. Hess was granted an option to purchase 89,474 shares of the Company's common stock at $5.00 per share, the fair market value of a share of the Company's common stock on May 1, 1996. The options were granted pursuant to the Company's 1996 Stock Option Plan. Under the agreement Mr. Hess serves at will provided that in the event of termination of his employment by the Company prior to April 30, 2000 for any reason other than cause, he is entitled to twelve months continued salary at a rate of $150,000 per year. In addition, Mr. Hess is entitled to the reimbursement of relocation expenses, temporary living expense, an automobile allowance and certain other fringe benefits.

Compensation and Retirement Plan Committee Report

         This report is provided by the Compensation and Retirement Plan Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of Vacu-dry Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee Directors, is responsible for establishing and administering the Company's executive compensation program. None of the members of the Committee is eligible to receive awards under the Company's incentive compensation programs.

         Vacu-dry's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives and maintain its competitiveness in the food processing industry. It does this by utilizing competitive base salaries that recognize a philosophy of career continuity and by rewarding exceptional performance and accomplishments that contribute to the Company's success.

                      Compensation Philosophy and Objective

         The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. The Committee finds greatest value in executives who possess the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Named Executive Officers, are based on the same criteria. These include quantitative factors that reflect improvements in the Company's short and long-term financial performance, as well as qualitative factors which reflect the strength of the Company over the long term, such as demonstrated leadership skills and the ability to deal quickly and effectively with difficulties which sometimes arise.

         The Committee believes that compensation of Vacu-dry's key executives should:

1.       Link rewards to business results and stockholder returns;

2. Encourage creation of stockholder value and achievement of strategic objectives;

3. Maintain an appropriate balance between base salary and short-and long-term incentive opportunity;

4. Attract and retain, on a long-term basis, highly qualified executive personnel; and

5. Provide total compensation opportunity that is competitive with that provided by competitors in the food processing industry, taking into account relative company size and performance as well as individual responsibilities and performance.

                     Key Elements of Executive Compensation

         Vacu-dry's  executive  compensation program consists of three elements:
Base Salary, Short-Term Incentives and Long-Term Incentives. Payout of short-term incentives depends on corporate performance. Payout of the long-term incentives depends on performance of Vacu-dry stock.

Base Salary

         A  competitive  base  salary is crucial to support  the  philosophy  of management development and career orientation of executives. Salaries are targeted to pay levels of the Company's competitors and companies having similar capitalization, revenues, etc. Executive salaries are reviewed annually. Assessment of an individual's relative performance is made annually based on a number of quantitative factors such as stock price, earnings and revenues, as well as qualitative factors which include initiative, business judgment, technical expertise, and management skills. In 1995 the Company implemented a salary freeze in response to reduced sales and profits which lasted until fiscal 1997.

Short-Term Incentive

         Short-term awards to executives are made in cash to recognize contributions to the Company's business during the past year. The Company maintains a Bonus Plan as an incentive for executive officers of the Company. The bonus an executive receives is dependent on individual performance and level of responsibility.

Long-Term Incentive

         Long-term incentive awards provided by shareholder-approved compensation programs are designed to develop and maintain strong management through share appreciation awards. The Company's 1985 Stock Appreciation Rights Plan creates incentives for executives and other key employees by providing them with an opportunity to indirectly participate in the appreciation in the market value of the Company's common stock.

         In 1993 the directors approved the adoption of the 1994 Employee Stock Purchase Plan (the "Plan"). All employees, including executive officers, may purchase shares of the Company's Common Stock at a discount of 85% of the market value on the first or last business day of the quarterly offering period, whichever is lower. The plan became effective January 1, 1994.

                    1997 Chief Executive Officer Compensation

         Mr. Hess' base salary for fiscal 1997 was $150,000. In addition, Mr. Hess earned aggregate bonuses of $47,500 based on meeting certain Company objectives. Such bonuses were paid in fiscal 1998. During the fiscal year ending June 30, 1997, Mr. Hess also received a total of $3,375 as a contribution to the Company's 401(k) plan. The Committee believes Mr. Hess' total compensation package is appropriate for Mr. Hess' level of responsibility and is well within competitive practice.

Compensation Committee:
Kenneth P. Gill
Edward Koplovsky
Donal Sugrue



Share Investment Performance

         The following graphs compare the total return performance of the Company for the periods indicated with the performance of the NASDAQ Market Index and the performance of a Peer Index comprised of companies having the same Standard Industrial Classification ("SIC") number as the Company. The Company's shares are traded over-the-counter on the NASDAQ National Market under the symbol "VDRY". The Peer Index includes the publicly traded stocks of Ampal American Israel, Class B, H.J. Heinz Co., Odwalla Inc., Seneca Foods Corp. Class B, J.M. Smucker Co. Class A, Stokeley U.S.A. Inc., Unimark Group, Inc., and Vacu-dry Company. The NASDAQ Index includes only shares of companies traded on the NASDAQ National Market System or over-the-counter, which have been publicly traded continuously since June 30, 1992. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

                                        Performance Graph

                                        [Space for graph]



Year (June 30)          1992            1993             1994            1995          1996            1997
--------------         ------          ------           ------          ------         ----            ----


Vacu-dry Company       $100.00         $135.71         $132.88          $ 82.12        $ 76.64         $ 69.34

NASDAQ Market Index    $100.00         $122.76         $134.61          $ 157.88       $198.73         $239.40

Peer Index             $100.00         $ 99.05         $ 90.44          $126.89        $134.00         $200.50



                                   PROPOSAL 2
             ADOPTION OF AN AMENDMENT TO THE 1996 STOCK OPTION PLAN

Proposal

         The shareholders are being requested to consider and act upon a proposal to amend Section 4 of the Company's 1996 Stock Option Plan (the "Plan") to increase the aggregate number of shares of Common Stock for purchase pursuant to the Plan from 90,000 to 150,000 shares. The Board of Directors of the Company, at its August 19, 1997 meeting, approved a resolution proposing to amend the Plan conditioned upon shareholder approval. The affirmative vote of the holders of a majority of the shares represented and voting at the meeting is required for approval.

         During 1996, the Board of Directors approved the 1996 Stock Option Plan (the "Plan") authorizing the issuance of 90,000 shares of the Company's Common Stock to aid the Company in attracting and retaining key employees and non-employee consultants by providing them a proprietary interest in the success of the Company. The Plan was adopted for the principal purpose of assisting the Company in recruiting a new President and Chief Executive Officer of the Company. Mr. Gary L. Hess, who was appointed the Company's President and Chief Executive Officer on May 1, 1996, has been granted substantially all of the options presently authorized under the Plan. For information concerning the operation of the Plan, see Stock Participation and Option Plans - 1996 Stock Option Plan, above. Presently there are approximately 51 persons eligible to participate in the Plan.

         If the proposed amendment is approved by the shareholders, 60,000 additional shares of Common Stock may be issued, subject to adjustment for certain changes in capitalization. As of the date hereof, options to purchase 89,474 shares had been issued under the Plan. The number of units and dollar value of future grants under the Plan are not determinable.

                   MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent certified public accountants are chosen by the Board of Directors based on the recommendation of its audit committee. The independent certified public accountants for the Company's fiscal year ended
June 30, 1997, were Arthur Andersen LLP. Arthur Andersen LLP. has been recommended by the audit committee and selected by the Board for the current fiscal year. Representatives of that firm will be present at the Annual Meeting, and will have the opportunity to make a statement and to respond to appropriate questions.

                     AVAILABILITY OF ADDITIONAL INFORMATION

The Company's Annual Report to Shareholders is being mailed with the Proxy Statement to Shareholders who were holders of record on September 8, 1997.

                    OTHER MATTERS AND SHAREHOLDERS' PROPOSALS

         The Board of Directors presently knows of no other matter that may come before the Annual Meeting. If any other matters should properly come before the Meeting, however, the Board's proxy holders intend to vote on such matters in accordance with their best judgment.

                                By Order of the Board of Directors

                                /s/ Esther K. Castain

                                Esther K. Castain
                                    Secretary

September 26, 1997

                                VACU-DRY COMPANY
                             7765 Healdsburg Avenue
                          Sebastopol, California 95472

                                      PROXY

         This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Gary L. Hess and Roger S. Mertz, or either of them, with full power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Shareholders of Vacu-dry Company to be held on Thursday, October 23, 1997, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below.

1.       Election of Directors.

         [ ] FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote for all (except as marked to the contrary below) nominees listed below

         (Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

                  Kenneth P. Gill; Gary L. Hess, Edward Koplovsky; Roger S. Mertz; Craig R. Stapleton; Donal Sugrue

2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the authorized number of shares from 90,000 to 150,000.

         [  ] FOR approving the amendment  [  ] AGAINST approving the amendment
         to the 1996 Stock Option Plan     to the 1996 Stock Option Plan

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

         The undersigned hereby acknowledge receipt of (a) Notice of Annual Meeting of Shareholders to be held October 23, 1997, (b) the accompanying Proxy Statement, and (c) the Annual Report of the Company for the fiscal year ended June 30, 1997.

         Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signed as attorneys, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: ______________________, 1997         _____________________________
                                            Signature

                                            -----------------------------
                                            Signature (if held jointly)